Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED TERM CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED TERM CREDIT AGREEMENT, dated as of June 10, 2021 (this “Amendment”), is by and among (i) AFFILIATED MANAGERS GROUP, INC., a Delaware corporation (the “Borrower”), (ii) the undersigned Lenders (as defined below), and (iii) BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrower, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent are party to that certain Third Amended and Restated Term Credit Agreement, dated as of January 18, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Applicable Margin contained on Annex I to the Credit Agreement, subject to certain terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment to Credit Agreement. Effective as of the date first written above, Annex I to the Credit Agreement shall be deleted and replaced in its entirety with Annex I attached hereto (it being understood that the Applicable Margin contained in Annex I to the Credit Agreement prior to the date hereof shall apply with respect to the calculation of interest for all periods prior to the date hereof, including whether such interest is billed or paid after the date hereof).

Section 2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Power; Authorization; Enforceable Obligations. The Borrower has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and each other Loan Document to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and each other Loan Document to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document to which the Borrower is a party. This Amendment has been, and each other Loan Document to which the Borrower is a party were when delivered, duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) No Legal Bar. The execution, delivery and performance by the Borrower of this Amendment or any other Loan Document will not violate its certificate of incorporation or by-laws, Requirements of Law or Contractual Obligations applicable to the Borrower or any of its Subsidiaries, except for such violations of Requirements of Law or Contractual Obligations which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any such certificate of incorporation, by-laws, Requirement of Law or Contractual Obligation, except pursuant to this Amendment and the other Loan Documents.

(c) Representations and Warranties in Loan Documents. All representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d) No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment or any other Loan Document.

Section 3. Condition Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of a copy of this Amendment, signed by a Responsible Officer of the Borrower and each Lender.

Section 4. Continued Validity of Loan Documents. Except for the amendment to the Credit Agreement set forth in Section 1 hereof, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under any of the Loan Documents, nor alter, modify, amend or in any way affect any of the rights, remedies, obligations or any covenants of the Borrower contained in any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. Nothing contained herein shall constitute a novation or accord and satisfaction of the Obligations outstanding under the Credit Agreement.

Section 5. Miscellaneous. This Amendment, together with the other Loan Documents, constitutes the entire understanding and agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Amended Credit Agreement. This Amendment shall constitute a Loan Document. To the extent there is any inconsistency between the terms and

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provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. The headings used in this Amendment are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Amendment or any provision hereof. This Amendment shall be binding upon and inure to the benefit of the Administrative Agent, each of the Lenders and the Borrower, and to each of their respective successors in title and assigns. This Amendment may not be modified or amended except in a manner permitted by Section 10.1 of the Credit Agreement.

Section 6. Costs and Expenses. In accordance with the terms of Section 10.5 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses (including Attorney Costs) incurred or sustained by the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment whether or not this Amendment is consummated.

Section 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the provisions of Sections 10.12 and 10.14 of the Credit Agreement are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, mutatis mutandis.

Section 8. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”), whether manually or electronically executed, shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower:

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Thomas M. Wojcik
Name: Thomas M. Wojcik
Title: Chief Financial Officer

[AMG – Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as Administrative Agent,

By:	/s/ Alexandra M. Knights

Name:	Alexandra M. Knights
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Alexandra M. Knights

Name:	Alexandra M. Knights
Title:	Vice President

[AMG – Signature Page to Second Amendment]

ANNEX I

PRICING GRID FOR FACILITY

Pricing Level	Debt Rating S&P/Moody’s/Fitch		Applicable Margin for Eurodollar Loans	Applicable Margin For ABR Loans
1	≥	A+/A1/A+	0.725%	0.000%
2		A/A2/A	0.850%	0.000%
3		A-/A3/A-	0.850%	0.000%
4		BBB+/Baa1/BBB+	0.975%	0.000%
5	≤	BBB/Baa2/BBB	1.225%	0.225%

Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 5.1(c). Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.